                          ESCROW SECURITY AGREEMENT




                                   Between


                       FIRST TRUST NATIONAL ASSOCIATION

                                  ("Trustee")


                                      and


                           ECHOSTAR DBS CORPORATION

                                  ("Grantor")





                                 June 25, 1997

     This ESCROW SECURITY AGREEMENT ("AGREEMENT"), dated as of June 25, 1997, by and between FIRST TRUST NATIONAL ASSOCIATION, as secured party and as trustee for the benefit of the holders of the Notes (as defined below) under the Indenture (as defined below) (the "TRUSTEE"), and EchoStar DBS Corporation, a Colorado corporation ("GRANTOR").

                                    RECITALS

     A. Pursuant to that certain Indenture dated as of June 25, 1997 by and between Grantor and the Trustee, as trustee (the "INDENTURE"), Grantor has issued its Senior Secured Notes due 2002 ("NOTES").

     B. Pursuant to an Interest Escrow Agreement, the Grantor will be entitled, subject to certain conditions, to draw upon certain proceeds from the sale of the Notes to pay the first five semi-annual interest payments on the Notes.

     C. Pursuant to a Satellite Escrow Agreement, the Grantor will be entitled, subject to certain conditions, to draw upon certain proceeds from the sale of the Notes to make required payments under the Satellite Contracts and Launch Contracts, as well as to make payments of Launch Insurance or In-Orbit Insurance.

     D. The Indenture requires that Grantor execute and deliver this Agreement.

                                    AGREEMENT

     In consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with the Trustee as follows:

     1. DEFINITIONS. Unless otherwise defined, all terms used herein shall have the meanings given in the Indenture. The following terms shall have the respective meanings given:

          "COLLATERAL DOCUMENTS" has the meaning given in the Indenture.

          "INTEREST ESCROW AGREEMENT" means the Interest Escrow Agreement dated as of the date hereof among First Trust National Association, as Escrow Agent, the Trustee and Grantor.

          "FCC" means the United States Federal Communications Commission.

          "GOVERNMENTAL AUTHORITIES" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental or quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, or any arbitrator with authority to bind a party at law.

          "PERSON" means any natural person, corporation, partnership, firm, association, Governmental Authority, or any other entity whether acting in an individual, fiduciary or other capacity.

          "SATELLITE ESCROW AGREEMENT" means the Satellite Escrow Agreement dated as of the date hereof among First Trust National Association, as Escrow Agent, the Trustee and Grantor.

     2.   ASSIGNMENT, PLEDGE AND GRANT OF SECURITY INTEREST.

          (a) To secure the timely payment and performance of the Obligations (as defined below), Grantor does hereby assign as collateral, grant a security interest in, and pledge, to the Trustee, on behalf of the holders of the Notes, all the estate, right, title and interest of Grantor, whether now owned or hereafter acquired, in, to and under:

               (i) the Interest Escrow Account (as defined in the Interest Escrow Agreement) and the Satellite Escrow Account (as defined in the Satellite Escrow Agreement) (collectively, the "ESCROW ACCOUNTS") and all funds contained in the Escrow Accounts, including all investments of such funds.

               (ii) the Interest Escrow Agreement and the Satellite Escrow Agreement, in each case as amended or modified from time to time
(collectively, the "ASSIGNED AGREEMENTS").

               (iii) the proceeds of all of the foregoing (all of the collateral described in clauses (i) and (ii) being herein collectively referred to as the "COLLATERAL"), including (A) all rights of Grantor to receive moneys due and to become due under or pursuant to the Collateral, (B) all rights of Grantor to receive return of any premiums for or proceeds of any insurance, indemnity, warranty or guaranty with respect to the Collateral or to receive condemnation proceeds, (C) all claims of Grantor for damages arising out of or for breach of or default under the Assigned Agreements or any other Collateral, (D) all rights of Grantor under the Assigned Agreements, including any rights to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (E) to the extent not included in the foregoing, all proceeds receivable or received when any and all of the foregoing Collateral is sold, collected, exchanged or otherwise disposed, whether voluntarily or involuntarily.

          (b) Anything herein contained to the contrary notwithstanding, Grantor shall remain liable under the Assigned Agreements, to perform all of the obligations undertaken by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Trustee shall have no obligation or liability under any of such Assigned Agreements by reason of or arising out of this Agreement, nor shall the Trustee be required or obligated in any manner to perform or fulfill any obligations of Grantor thereunder or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          (c) Subject to the terms of the Indenture, upon the occurrence and during the continuance of an Event of Default, Grantor does hereby constitute the Trustee, acting for and on behalf of the Noteholders, the true and lawful attorney of Grantor, irrevocably, with full power (in the name of Grantor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Assigned Agreements or any of the other Collateral, including any insurance policies, to elect remedies thereunder, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings in connection therewith which the Trustee may deem to be necessary or advisable; provided, however, that the Trustee shall give Grantor notice of any action taken by it as such attorney-in-fact promptly after taking any such action.

     (d) If any default by Grantor under any of the Assigned Agreements shall occur, the Trustee shall, at its option, be permitted (but shall not be obligated) to remedy any such default by giving written notice of such intent to Grantor and to the parties to the Assigned Agreements. Any curing by the Trustee of Grantor's default under any of the Assigned Agreements shall not be construed as an assumption by the Trustee of any obligations, covenants or agreements of Grantor under such Assigned Agreements, and the Trustee shall not incur any liability to Grantor or any other Person as a result of any actions undertaken by the Trustee in curing or attempting to cure any such default. This Agreement shall not be deemed to release or to affect in any way the obligations of Grantor under the Assigned Agreements.

     3. OBLIGATIONS SECURED. This Agreement secures the payment and performance of all obligations of Grantor, now existing or hereafter arising, under the Indenture (such obligations being herein called the "OBLIGATIONS").

     4. EVENTS OF DEFAULT. The occurrence of an Event of Default under and as defined in the Indenture, whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an Event of Default hereunder.

     5.   REMEDIES.

          (a) If any Event of Default has occurred and is continuing, the Trustee may, (i) declare the Notes to be due and payable immediately in accordance with the provisions of the Indenture, (ii) proceed to protect and enforce the rights vested in it by this Agreement, including the right to cause all revenues hereby pledged as security and all other moneys pledged hereunder to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in the Assigned
Agreements, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Agreement or by law; (iii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any Obligations or rights included in the Collateral, or to foreclose or enforce any other agreement or other instrument by or under or pursuant to which such Obligations are issued or secured, subject in each case to the provisions and requirements thereof; (iv) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices as the Trustee may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale
(except such notice as is required by applicable statute, rule or regulation, including any applicable FCC regulation, and cannot be waived), it being agreed that the Trustee may be a purchaser on behalf of the holders of Notes at any suc sale and that the Trustee or anyone else who may be the purchaser of any or all of the Collateral so sold shall thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption, of Grantor, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law;
(v) incur expenses, including attorneys' fees, consultants' fees, and other costs appropriate to the exercise of any right or power under this Agreement;
(vi) perform any obligation of Grantor hereunder or under any other agreement of Grantor, and make payments, purchase, contest or compromise any Lien, and pay taxes and expenses, without, however, any obligation so to do; (viii) take possession of the Collateral, control and manage the Collateral, collect all income from the Collateral and apply the same to reimburse the Trustee and the holders of Notes for any cost or expenses incurred hereunder or under the Indenture and to the payment or performance of Grantor's obligations hereunder or under the Indenture, and apply the balance to the Notes as provided in the Indenture and any remaining excess balance to whomsoever is legally entitled thereto; (viii) secure the appointment of a receiver of the assets of Grantor or any part thereof and/or the Collateral or any party thereof; or (ix) exercise any other or additional rights or remedies granted to a secured party under the Uniform Commercial Code. If, pursuant to applicable law, rule or regulation prior notice of any such action is required to be given to Grantor, Grantor hereby acknowledges that the minimum time required by such applicable law, rule or regulation or if no minimum is specified, ten (10) business days, shall be deemed a reasonable notice period.

          (b) All costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee in connection with any such suit or proceeding, or in connection with the performance by the Trustee of any of Grantor's agreements contained in any exercise of its rights or remedies hereunder, including the Assigned Agreements pursuant to the terms of this Agreement, together with interest thereon (to the extent permitted by law) computed at a rate per annum equal to the interest rate on the Notes from the date on which such costs or expenses are incurred to the date of payment thereof, shall constitute additional indebtedness secured by this Agreement and shall be paid by Grantor to the Trustee on behalf of the Noteholders on demand.

     6.   REMEDIES CUMULATIVE; DELAY NOT WAIVER.

          (a) No right, power or remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other right, power or remedy, and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter held by the Trustee, may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

          (b) No delay or omission of the Trustee to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of

Default or an acquiescence therein; and every power and remedy given by this Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee.

     7.   COVENANTS.  Grantor covenants as follows:

          (a) Grantor will not directly or indirectly create, incur, assume or suffer to exist any Liens (except for Permitted Liens) on or with respect to any property or assets constituting a part of the Collateral and Grantor will at its own cost and expense promptly take such action as may be necessary to discharge any such Liens (other than Permitted Liens) on or with respect to any properties or assets constituting a part of the Collateral.

          (b) Any action or proceeding to enforce this Agreement or the Assigned Agreements may be taken by the Trustee either in Grantor's name or in the Trustee's name, as the Trustee may deem necessary.

          (c) Grantor shall not modify, amend, terminate, waiver or supplement any provision of any of the Assigned Agreements if any such modification, amendment, termination, waiver or supplement would adversely affect the interest of the Trustee on behalf of the holders of the Notes in a degree greater than the manner in which it adversely affects Grantor.

          (d) Grantor shall pay, before the imposition of any fine, penalty, interest or cost attached thereto, all taxes, assessments and other governmental or non-governmental charges or levies now or hereafter assessed or levied against the Collateral or upon the security interest provided for herein (except for Liens for taxes and assessments not then delinquent or which Grantor may, pursuant to the definition of "Permitted Liens" in the Indenture, permit to remain unpaid or any charge being contested in good faith for which an adequate reserve has been established), as well as pay, or cause to be paid, all claims for labor, materials or supplies which, if unpaid, might become a prior Lien (other than a Permitted Lien) thereon.

          (e) Grantor shall keep the Collateral, or cause the same to be kept, in good condition consistent with reasonable and prudent business practices.

     8. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants as follows:

          (a) Each of the Assigned Agreements in effect on the date hereof has been duly authorized, executed and delivered by all parties thereto and is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the general principles of equity. There exists no default under any of the Assignment Agreements by Grantor, or to the best of Grantor's knowledge, by the other parties thereto.

          (b) No effective financing statement or other instrument similar in effect covering all or any part of Grantor's interest in the Collateral is on file in any recording office, except such as may have been filed pursuant to this Agreement or pursuant to the documents evidencing Permitted Liens. The provisions of this Agreement are effective to create in favor of the Trustee a valid security interest in the Collateral (to the extent that the Grantor has rights therein) and, upon the filing of UCC-1 Financing Statements in the filing offices identified on SCHEDULE I in respect of such portions of the Collateral in which a security interest may be perfected as a result of such filing, the Trustee will have a valid and perfected security interest in the Collateral, to the extent that the Grantor has rights therein (other than proceeds, to the extent Section 9-306 of the Uniform Commercial Code as in effect in the relevant jurisdiction(s) is not complied with respect to such proceeds), subject to no other Liens except Permitted Liens (as defined in the Indenture), and first priority except to the extent of Permitted Liens described in the Indenture.

          (c) Grantor is lawfully possessed of ownership of the Collateral (provided that Grantor's rights in certain permits and licenses may, under applicable law, not be characterized as ownership interests). Grantor has full power and lawful authority to grant and assign the Collateral hereunder. Grantor will, so long as any Obligations shall be outstanding, warrant and defend its title to the Collateral against the claims and demands of all Persons whomsoever.

          (d) Grantor has not assigned any of its rights under any of the Assigned Agreements except as provided in this Agreement. Grantor will not make any other assignment of its rights under any of the Assigned Agreements.

          (e)  All subsidiaries of Grantor are listed in Paragraph 1 of
SCHEDULE II; all names of Grantor's predecessors-in-interest are listed in Paragraph 2 of SCHEDULE II; and all names under which Grantor does business are listed in Paragraph 3 of SCHEDULE II.

          (f) Grantor's place of business, or if Grantor has more than one place of business, Grantor's chief executive office, is set forth in Paragraph 4 of SCHEDULE II.

          (g) Except for the filing or recording of the UCC Financing Statements described in Section 8(b) and the notice requirements contained in any applicable FCC regulation and except as otherwise described in Section 11, no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
(i) for the grant by Grantor of the security interest in the Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Grantor, or (ii) for the perfection of such security interest or the exercise by the Trustee of the rights and remedies provided for in this Agreement.

          (h) The execution, delivery and performance by Grantor of this Agreement and the consummation of the transactions contemplated hereby (including the creation of the Liens granted hereunder) will not (i) violate Grantor's constituent organizational documents, (ii) violate any order, judgment or decree of any Governmental Authorities binding on Grantor or any property or assets of Grantor, (iii) violate or conflict with any law, rule, regulation, or Permit applicable to Grantor or any of its properties, (iv) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any agreement, indenture, mortgage, deed of trust, equipment lease, instrument or other document to which Grantor is a party or pursuant to which any of its properties or assets are bound, (v) result in or require the creation or imposition of any Lien upon any material properties or assets of Grantor (other than the creation of the Liens granted hereunder), or (vi) require any approval or consent of Grantor's owners.

     9.   FURTHER ASSURANCES.

          (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, and take such other actions, as may be reasonably necessary or as the Trustee may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby; and (ii) if any Collateral shall be located outside the United States, but on the Earth, while title therein is vested in Grantor, ensure that prior to such time as such Collateral leaves the United States, all necessary steps are taken to perfect the Trustee's security interest therein pursuant to local law. Notwithstanding any other provision of this Agreement, the Grantor shall not be required to perfect the Trustee's security interest in jurisdictions located outside the United States, but on the Earth, except that the Grantor shall exercise reasonable efforts to perfect the Trustee's security interest in jurisdictions where the Grantor has major warehouses.

          (b) Grantor hereby authorizes the Trustee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor where permitted by law. Copies of any such statement or amendment thereto shall promptly be delivered to Grantor.

          (c) Grantor shall pay all filing, registration and recording fees or refiling, re-registration and re-recording fees, and all expenses incident to the execution and acknowledgment of this Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto and any instruments of further assurance.

     10. PLACE OF PERFECTION. Grantor shall give the Trustee at least thirty (30) business days' notice before it changes the location of its chief executive office, or its name, identity or structure, and shall at the expense of Grantor execute and deliver such instruments and documents as are required to maintain the priority and perfection of the security interest granted hereby. Grantor shall not change the location of its principal place of business or chief executive office to any location outside of the United States unless the Trustee is reasonably satisfied (based upon advice of legal counsel) that the security interest created under this Agreement will not be adversely affected or impaired.

     11.  MISCELLANEOUS.

          (a) NOTICES. All notices and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of hand delivery; or (b) on the third business day after the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as follows:

              To the Trustee:

              First Trust National Association
              180 East Fifth Street
              Saint Paul, MN 55101

              Attn: Corporate Trust Administration

              To Grantor:

              c/o EchoStar DBS Corporation
              90 Inverness Circle East
              Englewood, CO 80112
              Attn: David K. Moskowitz

or at such other address as the specified entity most recently may have designated in writing in accordance with this section to the others.

          (b) HEADINGS. The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.

          (c) SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          (d) AMENDMENTS, WAIVERS AND CONSENTS. Any amendment or waiver of any provision of this Agreement and any consent to any departure by Grantor from any provision of this Agreement shall be effective only if made or given in compliance with all of the terms and provisions of the Indenture.

          (e) INTERPRETATION OF AGREEMENT. Time is of the essence in each provision of this Agreement of which time is an element.

          (f) CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment and performance in full of the Obligations,
(ii) be binding upon Grantor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee and its successors, transferees and assigns.

          (g) REINSTATEMENT. To the extent permitted by law, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Trustee in respect of the Obligations is rescinded or must otherwise be restored or returned by the Trustee, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Grantor or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for Grantor or any substantial part of its assets, or otherwise, all as though such payments had not been made.

          (h) SURVIVAL OF PROVISIONS. All representations, warranties and covenants of Grantor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by Grantor of the Obligations secured hereby.

          (i) AUTHORITY OF THE TRUSTEE. The Trustee shall have and be entitled to exercise all powers hereunder which are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to Grantor for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, not shall the Trustee be responsible for the validity, effectiveness or sufficiency of this Agreement or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons. Grantor agrees to indemnify and hold harmless the Trustee and any other Person from and against any and all costs, expenses (including reasonable fees, expenses and disbursements of attorneys and paralegals (including, without duplication, reasonable charges of inside counsel)), claims and liabilities incurred by the Trustee or such Person hereunder, unless such claim or liability shall be due to willful misconduct or gross negligence on the part of the Trustee or such Person.

          (j) RELEASE; TERMINATION OF AGREEMENT. Subject to the provisions of Section 11(g), this Agreement shall terminate upon full and final payment and performance of all the Obligations. At such time, the Trustee shall, at the request and expense of Grantor, promptly reassign and redeliver to Grantor all of the Collateral hereunder which has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms hereof. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interest in the Collateral, and shall be at the expense of Grantor.

          (k) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original but all of which shall together constitute one and the same agreement.

          (l)  WAIVERS.  GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

               (i) EXCEPT AS EXPRESSLY PROVIDED IN SECTION 5(a), WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE TRUSTEE OF ITS RIGHTS FROM AND AFTER AN EVENT OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL. GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL, TO ENFORCE ANY JUDGMENT OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT;

               (ii) WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING;

               (iii) WAIVES DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT; AND

               (iv) WAIVES PRESENTMENT AND DEMAND FOR PAYMENT OF ANY OF THE OBLIGATIONS, PROTEST AND NOTICE OF DISHONOR OR DEFAULT WITH RESPECT TO ANY OF THE OBLIGATIONS.

          (m) GOVERNING LAW. The validity, interpretation and enforcement of this Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

     IN WITNESS WHEREOF, Grantor and the Trustee have caused this Escrow Security Agreement to be duly executed as of the day and year first above written.

                                  ECHOSTAR DBS CORPORATION,
                                     a Colorado corporation


                                  By: /S/ DAVID K. MOSKOWITZ
                                     --------------------------------
                          Name:   David K. Moskowitz
                                  Title:  Senior Vice President,
                                          General Counsel and
                                          Secretary

                                  FIRST TRUST NATIONAL
                                     ASSOCIATION, as Trustee


                                  By: /S/ RICHARD PROKOSCH
                                     --------------------------------
                                      Name:   Richard Prokosch
                                      Title:  Trust Officer

                                  SCHEDULE I

                            UCC-1 FILING LOCATIONS


1. Secretary of State of Colorado
2. Secretary of State of Minnesota

                                  SCHEDULE II

                            MISCELLANEOUS DISCLOSURES


(1) SUBSIDIARIES (SECTION 8(e)):


    DirectSat Corporation
    Dish, Ltd.
    E-Sat, Inc. (80% owned by Dish, Ltd.)
    Echo Acceptance Corporation
    Echonet Business Network, Inc.
    Echosphere Corporation
    Echosphere de Mexico, S. de R.L. de C.V.
    EchoStar Capacity Corporation
    EchoStar Indonesia, Inc.
    EchoStar International Corporation
    EchoStar International (Mauritius) Limited
    EchoStar Manufacturing and Distribution Private Limited (India)
    EchoStar North America Corporation
    EchoStar Real Estate Corporation
    EchoStar Satellite Broadcasting Corporation
    EchoStar Satellite Corporation
    FlexTracker Sdn. Bhd.
    Houston Tracker Systems, Inc.
    HT Ventures, Inc.
    Lenson Heath USA, Ltd. (a partnership)
    Satellite Source, Inc.
    Satrec Mauritius Limited (40% owned by EchoStar International Corporation)


(2) PREDECESSORS-IN-INTEREST (SECTION 8(e)):

    None

(3) DBA'S (SECTION 8(e)):

    None

(4) PLACE OF BUSINESS OR CHIEF EXECUTIVE OFFICE (SECTION 8(f)):

    90 Inverness Circle East
    Englewood, Colorado 80112